NB Bancorp, Inc. Reports First Quarter 2024 Financial Results

Investor Contact

JP Lapointe, EVP and CFO

IR@NeedhamBank.com

781-474-5408

Needham, MA, April 24, 2024 – NB Bancorp, Inc. (the “Company”) (Nasdaq Capital Market: NBBK), the holding company of Needham Bank, today announced its first quarter 2024 financial results.

SELECTED FINANCIAL HIGHLIGHTS FOR THE FIRST QUARTER OF 2024

●	Net income of $8.7 million, or $0.22 per diluted share, compared to net loss of $13.6 million, or $0.32 loss per diluted share, for the prior quarter.
●	Gross loans increased $65.3 million, or 1.7%, to $3.95 billion, from the prior quarter.
●	The net interest margin on a fully-tax equivalent basis increased 21 basis points to 3.60%.
●	Asset quality remains strong:
o	Annualized net charge-offs of 0.19% of average total loans and non-performing loans of $11.1 million, or 0.28% of total loans. All of the charge-offs in the quarter were in the purchased consumer loan portfolio.
o	Provision for the allowance for credit losses was $4.4 million, down from $5.9 million in the prior quarter and contributing to an increase in the ACL of $2.1 million.
●	Total deposits increased $384.7 million or 11.4% from the prior quarter, to $3.77 billion. Core deposits, which exclude brokered deposits, increased $268.3 million or 8.4% from the prior quarter.
●	Borrowings and brokered deposits totaled 7.8% of total assets, compared to 10.3% in the prior quarter.
●	Strong capital position with 15.8% shareholders equity to total assets and 15.8% tangible shareholders’ equity to tangible assets.
●	Book value and tangible book value per share were $17.18 and $17.16, respectively.

“This was our first full quarter as a public company reporting our continued success in executing our long-term strategy, which includes growing core deposits and being prudent and patient in our deployment of capital. In today’s environment, capital and liquidity are king. I’m happy to note we are well positioned on both fronts,” said Joseph Campanelli, Chairman, President and Chief Executive Officer. “The Company is poised to continue to grow market share and remain disciplined in our capital management.”

BALANCE SHEET

Total assets were $4.65 billion as of March 31, 2024, representing an increase of $116.6 million, or 2.6%, from December 31, 2023.

●	Cash and cash equivalents increased to $315.0 million from $272.6 million, a $42.4 million, or 15.6%, increase from the prior quarter as a result of deposit growth outpacing loan and investment growth.
●	Available-for-sale securities increased $17.7 million, or 9.3%, from the prior quarter, to $207.2 million, due to purchases of U.S. treasuries and government agency securities during the quarter.
●	Net loans increased to $3.92 billion, representing an increase of $63.3 million, or 1.6%, from the prior quarter as demand for new originations continued. The main driver of the new growth was in commercial real estate loans, which increased $136.7 million, or 9.9%, partially offset by a decline in construction and land development loans of $87.4 million or 14.0%, as $111.0 million of construction loans converted to multi-family loans during the quarter.

●	Deposits totaled $3.77 billion representing an increase of $384.7 million, or 11.4%, from the prior quarter. The increase in deposits was the result of growth in customer deposits, primarily certificates of deposit, which increased $150.2 million, or 11.4% from the prior quarter, along with money market accounts and noninterest-bearing demand deposit accounts, which increased by $76.3 million, or 8.6%, and $51.3 million, or 9.7%, respectively from the prior quarter. Additionally, brokered deposits increased $116.4 million, or 63.4%, from the prior quarter, as a result of lower rates versus alternative funding sources.
●	Federal Home Loan Bank of Boston (“FHLB”) advances totaled $60.8 million representing a decrease of $222.5 million, or 78.5%, from the prior quarter. The decrease in FHLB advances was the result of growth in brokered deposits due to lower rates and overall deposit growth.
●	Shareholders’ equity was $733.8 million, representing a decrease of $24.1 million, or 3.2%, from the prior quarter. The primary driver for the decrease was a $32.8 million increase in the unallocated shares held by the Employee Stock Ownership Plan (“ESOP”) from the final purchases for the funding of the ESOP, partially offset by an $8.7 million increase in retained earnings from net income during the quarter.

NET INTEREST INCOME

Net interest income was $38.6 million for the quarter ended March 31, 2024, compared to $35.3 million for the prior quarter, representing an increase of $3.4 million, or 9.5%.

●	The increase in net interest income was primarily driven by an increase in net interest margin of 21 basis points, from 3.60% during the quarter ended March 31, 2024 compared to 3.39% during the prior quarter.
●	The increase in interest income during the quarter ended March 31, 2024 was attributable to increases from both volume and rates, which contributed $2.7 million and $1.2 million, respectively.
●	The increase in interest expense for the quarter ended March 31, 2024 was primarily driven by increases in rates on interest-bearing deposits, which increased interest expense by $1.5 million, along with increases in volume on interest-bearing deposits, which increased interest expense by $845 thousand.

NONINTEREST INCOME

Noninterest income was $3.5 million for the quarter ended March 31, 2024, compared to $3.3 million for the prior quarter, representing an increase of $249 thousand, or 7.7%.

●	Other income was $623 thousand, compared to $18 thousand in the prior quarter, representing an increase of $605 thousand, or 3,361.1%, due to a one-time debit card brand signing bonus.
●	Swap contract income was $487 thousand, compared to $95 thousand in the prior quarter, representing an increase of $392 thousand, or 412.6%, due to increased swap contract originations.
●	Customer service fees decreased $753 thousand, or 28.6%, from the prior quarter, primarily driven by lower one-way deposit fee income from initial public offering (“IPO”) funds that had been swept off-balance sheet.

NONINTEREST EXPENSE

Noninterest expense for the quarter ended March 31, 2024 was $25.6 million, representing a decrease of $27.2 million, or 51.6%, from the prior quarter. This is directly attributable to one-time costs associated with the Company’s mutual-to-stock conversion and IPO during the quarter ended December 31, 2023.

●	Charitable contributions expense decreased $19.4 million for the quarter ended March 31, 2024 as a result of $19.1 million of expense during the prior quarter resulting from the contribution to the Needham Bank Charitable Foundation in connection with the Company’s mutual-to-stock conversion and IPO.
●	Salaries and benefits were $17.6 million for the quarter ended March 31, 2024, representing a decrease of $6.8 million, or 27.8%, from the prior quarter, primarily due to a $7.9 million decrease in discretionary employee and a $1.5 million decrease in pension expense as a result of the termination of the Company’s defined benefit pension plan during the prior quarter; partially offset by increased salaries expense of

$950 thousand, mostly due to increased headcount, increased FICA tax expenses of $620 thousand, due to the reset of taxes at the beginning of the year along with taxes associated with the bonus payout, and increased ESOP compensation costs of $588 thousand from the ESOP implementation.
●	Federal Deposit Insurance Corporation and state insurance assessments expense decreased by $1.5 million, or 80.6%, to $361 thousand, as a result of improved capital ratios as a result of the mutual-to-stock conversion and IPO.

INCOME TAXES

Income tax expense for the quarter ended March 31, 2024 was $3.4 million, representing a $10.0 million increase, or 152.6%, from the prior quarter. The increase was primarily driven by the net loss in the prior quarter and no investment tax credits earned during the current quarter. The effective tax rate for the current quarter was 28.3%, compared to (32.5%) in the prior quarter due to income tax credits received in the prior quarter, whereas none were received in the current quarter.

COMMERCIAL REAL ESTATE PORTFOLIO

Commercial real estate loans increased $136.7 million, or 9.9%, to $1.52 billion, during the quarter ended March 31, 2024.

●	Multi-family loans increased $111.1 million or 52.9%, as a result of movement from construction and land development loans, along with originations during the quarter.
●	Other and mixed use commercial real estate loans increased $35.8 million and $12.6 million, respectively, during the quarter resulting from continued originations.
●	Increases noted above were partially offset by a decrease in commercial real estate office loans of $23.5 million, or 10.5%, during the quarter as a result of paydowns on outstanding loans.
●	The Company’s $321.1 million multifamily real estate loan portfolio consists of high-quality, performing loans primarily located in the Greater Boston area, primarily all of which are adjustable-rate loans.
●	The Company’s $200.1 million office portfolio is predominantly located in the Greater Boston suburbs and mostly consists of Class A and B office space. The typical use of these office loans are medical and lab space and do not consist of high-rise towers located in Boston.

ASSET QUALITY

●	The allowance for credit losses was $34.3 million as of March 31, 2024, or 0.87% of total gross loans, compared to $32.2 million, or 0.83% of total loans at December 31, 2023. The Company recorded provisions for credit losses of $4.4 million during the quarter ended March 31, 2024, compared to $5.9 million for the prior quarter, which included $539 thousand and $4.2 million in provision for unfunded commitments and loans, respectively.
●	Non-performing loans totaled $11.1 million as of March 31, 2024, an increase of $265 thousand, or 2.45%, from $10.8 million at the end of the prior quarter.
●	During the quarter ended March 31, 2024, the Company recorded total net charge-offs of $1.8 million, or 0.19% of average total loans on an annualized basis, compared to $1.3 million, or 0.14% on an annualized basis of average total loans in the prior quarter. The increase in total net charge-offs during the quarter ended March 31, 2024 was primarily due to charge-offs of purchased consumer loans, primarily home improvement and solar loans.
●	The Company’s loan portfolio consists primarily of commercial real estate and multifamily loans, one-to four-family residential real estate loans, construction and land development loans, commercial and industrial loans and consumer loans. These loans are primarily made to individuals and businesses located in our primary lending market area, which is the Greater Boston metropolitan area and surrounding communities in Massachusetts, eastern Connecticut, southern New Hampshire and Rhode Island.

ABOUT NB BANCORP, INC.

NB Bancorp, Inc. (Nasdaq Capital Market: NBBK) is the registered bank holding company of Needham Bank. Needham Bank is headquartered in Needham, Massachusetts, which is approximately 17 miles southwest of Boston’s financial district. Known as the “Builder’s Bank,” Needham Bank has been helping individuals, businesses and non-profits build for their futures since 1892. Needham Bank offers an array of tech-forward products and services that businesses and consumers use to manage their financial needs. We have the financial expertise typically found at much larger institutions and the local knowledge and commitment you can only find at a community bank. For more information, please visit https://NeedhamBank.com. Needham Bank is a member of FDIC and DIF.

Non-GAAP Financial Measures

In addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this press release contains certain non-GAAP financial measures, including net income excluding conversion and IPO-related expenses, noninterest expense excluding conversion and IPO-related expenses, earnings per share excluding conversion and IPO-related expenses, return on average assets excluding conversion and IPO-related expenses, return on average shareholders’ equity excluding conversion and IPO-related expenses, efficiency ratio excluding conversion and IPO-related expenses, tangible shareholders’ equity, tangible assets, tangible book value per share, and efficiency ratio. The Company’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a Company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (the “SEC”), in our annual reports to our stockholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. Although the Company believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay loans; changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity; turbulence in the capital and debt markets; reductions in net interest income resulting from interest rate volatility as well as changes in the balances and mix of loans and deposits; changes in interest rates and real estate values; changes in loan collectability and increases in defaults and charge-off rates; decreases in the value of securities and other assets, adequacy of credit loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; competitive pressures from other financial institutions; changes in legislation or regulation and accounting principles, policies and guidelines; cybersecurity incidents, fraud, natural disasters, and future pandemics; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Form 10-K and updated by our Quarterly Report on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NB BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	March 31, 2024	December 31, 2023	March 31, 2023

Earnings data
Net interest income	$38,633	$35,278	$31,218
Noninterest income	3,501	3,252	5,867
Total revenue	42,134	38,530	37,085
Provision for credit losses	4,429	5,901	2,072
Noninterest expense	25,565	52,788	23,032
Pre-tax income (loss)	12,140	(20,159)	11,981
Net income (loss)	8,701	(13,617)	8,752
Net income excluding conversion and IPO-related expenses (non-GAAP)	8,980	10,880	8,752
Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	25,175	23,875	23,032

Per share data
Earnings (loss) per share	$0.22	$(0.32)	N/A
Earnings per share excluding conversion and IPO-related expenses (non-GAAP)	0.23	0.26	N/A
Book value per share	17.18	17.75	N/A
Tangible book value per share (non-GAAP)	17.16	17.72	N/A

Profitability
Return (loss) on average assets	0.78%	(1.25)%	0.99%
Return on average assets excluding conversion and IPO-related expenses (non-GAAP)	0.80%	1.00%	0.99%
Return (loss) on average shareholders' equity	4.77%	(13.75)%	10.22%
Return on average shareholders' equity excluding conversion and IPO- related expenses (non-GAAP)	4.92%	10.99%	10.22%
Net interest margin	3.60%	3.39%	3.70%
Cost of deposits	3.82%	3.56%	1.99%
Efficiency ratio	60.68%	137.00%	62.11%
Efficiency ratio excluding conversion and IPO-related expenses (non-GAAP)	59.75%	61.96%	62.11%

Balance sheet, end of period
Total assets	$4,650,019	$4,533,412	$3,713,901
Total loans	3,954,623	3,889,279	3,214,008
Total deposits	3,772,053	3,387,348	3,140,839
Total shareholders' equity	733,838	757,959	351,785

Asset quality
Allowance for credit losses (ACL)	$34,306	$32,222	$27,931
ACL / Total nonperforming loans (NPLs)	310.1%	298.4%	213.5%
Total NPLs / Total loans	0.28%	0.28%	0.41%
Net charge-offs (annualized) / Average total loans	(0.19)%	(0.14)%	(0.04)%

Capital ratios
Shareholders' equity / Total assets	15.78%	16.72%	9.47%
Tangible shareholders' equity / tangible assets (non-GAAP)	15.76%	16.70%	9.44%

NB BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)

	As of			March 31, 2024 change from
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023		March 31, 2023
Assets
Cash and due from banks	$163,657	$90,485	$91,216	$73,172	80.9%	$72,441	79.4%
Federal funds sold	151,374	182,106	655	(30,732)	(16.9)%	150,719	23010.5%
Total cash and cash equivalents	315,031	272,591	91,871	42,440	15.6%	223,160	242.9%

Available-for-sale securities, at fair value	207,169	189,465	244,917	17,704	9.3%	(37,748)	(15.4)%

Loans receivable	3,954,623	3,889,279	3,214,008	65,344	1.7%	740,615	23.0%
Allowance for credit losses	(34,306)	(32,222)	(27,931)	(2,084)	6.5%	(6,375)	22.8%
Net loans	3,920,317	3,857,057	3,186,077	63,260	1.6%	734,240	23.0%

Accrued interest receivable	17,843	17,284	11,657	559	3.2%	6,186	53.1%
Banking premises and equipment, net	35,106	35,531	36,043	(425)	(1.2)%	(937)	(2.6)%
Federal Home Loan Bank stock, at cost	4,357	14,558	7,862	(10,201)	(70.1)%	(3,505)	(44.6)%
Federal Reserve Bank stock, at cost	10,319	10,323	8,673	(4)	0.0%	1,646	19.0%
Non-public investments	13,619	13,852	10,313	(233)	(1.7)%	3,306	32.1%
Bank-owned life insurance ("BOLI")	50,917	50,516	49,377	401	0.8%	1,540	3.1%
Prepaid expenses and other assets	56,289	53,109	55,239	3,180	6.0%	1,050	1.9%
Deferred income tax asset	19,052	19,126	11,872	(74)	(0.4)%	7,180	60.5%
Total assets	$4,650,019	$4,533,412	$3,713,901	$116,607	2.6%	$936,118	25.2%

Liabilities and shareholders' equity

Deposits	$3,772,053	$3,387,348	$3,140,839	$384,705	11.4%	$631,214	20.1%
Mortgagors' escrow accounts	4,300	4,229	3,867	71	1.7%	433	11.2%
FHLB borrowings	60,837	283,338	160,079	(222,501)	(78.5)%	(99,242)	(62.0)%
Accrued expenses and other liabilities	60,760	81,325	45,623	(20,565)	(25.3)%	15,137	33.2%
Accrued retirement liabilities	18,231	19,213	11,708	(982)	(5.1)%	6,523	55.7%
Total liabilities	3,916,181	3,775,453	3,362,116	140,728	3.7%	554,065	16.5%

Commitments and contingencies

Shareholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; no shares
issued and outstanding	-	-	-	-	0.0%	-	0.0%
Common stock, $0.01 par value, 120,000,000 shares authorized; 42,705,729 issued and outstanding at March 31, 2024 and December 31, 2023,
respectively, no shares issued and outstanding at March 31, 2023	427	427	-	-	0.0%	427	0.0%
Additional paid-in capital	416,812	417,030	-	(218)	(0.1)%	416,812	0.0%
Unallocated ESOP common stock	(46,590)	(13,774)	-	(32,816)	238.2%	(46,590)	0.0%
Retained earnings	374,874	366,173	365,099	8,701	2.4%	9,775	2.7%
Accumulated other comprehensive loss	(11,685)	(11,897)	(13,314)	212	(1.8)%	1,629	(12.2)%
Total shareholders' equity	733,838	757,959	351,785	(24,121)	(3.2)%	382,053	108.6%

Total liabilities and shareholders' equity	$4,650,019	4,533,412	$3,713,901	$116,607	2.6%	$936,118	25.2%

NB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)

	For the Three Months Ended				Three Months Ended March 31, 2024 Change From Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023		December 31, 2023		March 31, 2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$64,000	$61,696		$43,760	$2,304	3.7%		$20,240	46.3%
Interest and dividends on investment securities	1,279	1,161		1,117	118	10.2%		162	14.5%
Interest on cash equivalents and other	2,914	1,445		1,140	1,469	101.7%		1,774	155.6%
Total interest and dividend income	68,193	64,302		46,017	3,891	6.1%		22,176	48.2%

INTEREST EXPENSE
Interest on deposits	28,217	25,845		12,293	2,372	9.2%		15,924	129.5%
Interest on borrowings	1,343	3,179		2,506	(1,836)	(57.8)%		(1,163)	(46.4)%
Total interest expense	29,560	29,024		14,799	536	1.8%		14,761	99.7%

NET INTEREST INCOME	38,633	35,278		31,218	3,355	9.5%		7,415	23.8%

PROVISION FOR CREDIT LOSSES
Provision for credit losses - loans	3,890	1,662		2,072	2,228	134.1%		1,818	87.7%
Provision for credit losses - unfunded commitments	539	4,239		-	(3,700)	(87.3)%		539	0.0%
Total provision for credit losses	4,429	5,901		2,072	(1,472)	(24.9)%		2,357	113.8%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	34,204	29,377		29,146	4,827	16.4%		5,058	17.4%

NONINTEREST INCOME
Customer service fees	1,880	2,633		1,696	(753)	(28.6)%		184	10.8%
Increase in cash surrender value of BOLI	401	394		371	7	1.8%		30	8.1%
Mortgage banking income	110	112		230	(2)	(1.8)%		(120)	(52.2)%
Swap contract income	487	95		107	392	412.6%		380	355.1%
Employee retention credit income	-	-		3,452	-	0.0%		(3,452)	(100.0)%
Other income	623	18		11	605	3361.1%		612	5563.6%
Total noninterest income	3,501	3,252		5,867	249	7.7%		(2,366)	(40.3)%

NONINTEREST EXPENSE
Salaries and employee benefits	17,560	24,311		14,977	(6,751)	(27.8)%		2,583	17.2%
Director and professional service fees	1,908	1,247		1,664	661	53.0%		244	14.7%
Occupancy and equipment expenses	1,336	1,266		1,375	70	5.5%		(39)	(2.8)%
Data processing expenses	1,995	2,044		1,717	(49)	(2.4)%		278	16.2%
Marketing and charitable contribution expenses	742	20,110		1,190	(19,368)	(96.3)%		(448)	(37.6)%
FDIC and state insurance assessments	361	1,863		692	(1,502)	(80.6)%		(331)	(47.8)%
General and administrative expenses	1,663	1,947		1,417	(284)	(14.6)%		246	17.4%
Total noninterest expense	25,565	52,788		23,032	(27,223)	(51.6)%		2,533	11.0%

INCOME (LOSS) BEFORE TAXES	12,140	(20,159)		11,981	32,299	(160.2)%		159	1.3%

INCOME TAXES	3,439	(6,542)		3,229	9,981	(152.6)%		210	6.5%

NET INCOME (LOSS)	$8,701	$(13,617)		$8,752	$22,318	(163.9)%		$(51)	(0.6)%

Weighted average common shares outstanding, basic	39,689,644	42,018,229		N/A	(2,328,585)	(5.5)%		N/A	N/A
Weighted average common shares outstanding, diluted	39,689,644	42,018,229		N/A	(2,328,585)	(5.5)%		N/A	N/A
Earnings (loss) per share, basic	$0.22	$(0.32)	$	N/A	$0.54	(167.6)%	$	N/A	N/A
Earnings (loss) per share, diluted	$0.22	$(0.32)	$	N/A	$0.54	(167.6)%	$	N/A	N/A

NB BANCORP, INC.

AVERAGE BALANCES, INTEREST EARNED/PAID & AVERAGE YIELDS

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average			Average			Average
	Outstanding		Average	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (5)	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (5)
Interest-earning assets:
Loans	$3,903,044	$64,000	6.60%	$3,784,363	$61,696	6.47%	$3,093,708	$43,760	5.74%
Securities	193,296	1,279	2.66%	194,024	1,161	2.37%	235,243	1,117	1.93%
Other investments	38,724	416	4.32%	42,101	430	4.05%	37,905	537	5.75%
Short-term investments	175,616	2,498	5.72%	111,067	1,015	3.63%	57,678	603	4.24%
Total interest-earning assets	4,310,680	68,193	6.36%	4,131,555	64,302	6.17%	3,424,534	46,017	5.45%
Non-interest-earning assets	217,883			224,969			197,450
Allowance for credit losses	(32,744)			(32,638)			(26,302)
Total assets	$4,495,819			$4,323,886			$3,595,682

Interest-bearing liabilities:
Savings accounts	$127,487	16	0.05%	$135,629	17	0.05%	$159,087	20	0.05%
NOW accounts	320,392	4,413	5.54%	330,830	3,981	4.77%	368,795	668	0.73%
Money market accounts	851,077	3,495	1.65%	829,353	3,092	1.48%	654,043	1,933	1.20%
Certificates of deposit and individual retirement accounts	1,669,490	20,293	4.89%	1,580,538	18,755	4.71%	1,322,760	9,672	2.97%
Total interest-bearing deposits	2,968,446	28,217	3.82%	2,876,350	25,845	3.56%	2,504,685	12,293	1.99%
FHLB advances	98,886	1,343	5.46%	220,475	3,179	5.72%	200,194	2,506	5.08%
Total interest-bearing liabilities	3,067,332	29,560	3.88%	3,096,825	29,024	3.72%	2,704,879	14,799	2.22%
Non-interest-bearing deposits	611,305			729,928			478,910
Other non-interest-bearing liabilities	83,487			104,211			64,551
Total liabilities	3,762,124			3,930,964			3,248,340
Shareholders' equity	733,695			392,922			347,342
Total liabilities and shareholders' equity	$4,495,819			$4,323,886			$3,595,682
Net interest income		$38,633			$35,278			$31,218
Net interest rate spread (2)			2.48%			2.45%			3.23%
Net interest-earning assets (3)	$1,243,348			$1,034,730			$719,655
Net interest margin (4)			3.60%			3.39%			3.70%

Average interest-earning assets to interest-bearing liabilities	140.54%			133.41%			126.61%

(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4) Net interest margin represents net interest income divided by average total interest-earning assets.

(5) Annualized

NB BANCORP, INC.

COMMERCIAL REAL ESTATE BY COLLATERAL TYPE

(Unaudited)

(Dollars in thousands)

	March 31, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Industrial	$210,700	$71,950	$282,650	19%
Office	44,288	155,836	200,124	13%
Multi-Family	—	321,124	321,124	21%
Retail	86,096	105,264	191,360	13%
Special Purpose	120,242	59,950	180,192	12%
Hospitality	63	148,244	148,307	10%
Other	72,489	41,402	113,891	8%
Mixed-Use	10,518	68,348	78,866	5%
Total commercial real estate	$544,396	$972,118	$1,516,514	100%

	December 31, 2023				Change From Three Months Ended March 31, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Industrial	$212,246	$72,288	$284,534	21%	$(1,546)	$(338)	$(1,884)	(1)%
Office	39,330	184,246	223,576	16%	4,958	(28,410)	(23,452)	(10)%
Multi-Family	—	209,982	209,982	15%	—	111,142	111,142	53%
Retail	84,269	104,596	188,865	14%	1,827	668	2,495	1%
Special Purpose	119,073	59,876	178,949	13%	1,169	74	1,243	1%
Hospitality	1,217	148,278	149,495	11%	(1,154)	(34)	(1,188)	(1)%
Other	58,548	19,580	78,128	6%	13,941	21,822	35,763	46%
Mixed-Use	8,974	57,338	66,312	5%	1,544	11,010	12,554	19%
Total commercial real estate	$523,657	$856,184	$1,379,841	100%	$20,739	$115,934	$136,673	10%

	March 31, 2023				Change From Three Months Ended March 31, 2024
	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage	Owner-Occupied	Non-Owner-Occupied	Balance	Percentage
Industrial	$64,473	$51,383	$115,856	11%	$146,227	$20,567	$166,794	144%
Office	34,751	128,486	163,237	15%	9,537	27,350	36,887	23%
Multi-Family	—	199,755	199,755	18%	—	121,369	121,369	61%
Retail	32,638	103,167	135,805	12%	53,458	2,097	55,555	41%
Special Purpose	57,079	51,162	108,241	10%	63,163	8,788	71,951	66%
Hospitality	1,239	108,333	109,572	10%	(1,176)	39,911	38,735	35%
Other	62,175	104,402	166,577	15%	10,314	(63,000)	(52,686)	(32)%
Mixed-Use	13,419	77,747	91,166	8%	(2,901)	(9,399)	(12,300)	(13)%
Total commercial real estate	$265,774	$824,435	$1,090,209	100%	$278,622	$147,683	$426,305	39%

NB BANCORP, INC.
NON-GAAP RECONCILIATION
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Net income (GAAP)	$8,701	$(13,617)	$8,752

Add:
Noninterest expense components:
Needham Bank Charitable Foundation contribution resulting from IPO	-	19,082	-
One-time conversion and IPO-related compensation expense	-	7,931	-
Defined benefit pension termination expense	390	1,900	-
Permanent tax differences resulting from public company tax laws (1)	-	3,680	-
Total impact of non-GAAP adjustment	$390	$32,593	$-
Less net tax benefit associated with non-GAAP adjustments	111	8,096	-
Non-GAAP adjustments, net of tax	279	24,497	-
Net income excluding conversion and IPO-related expenses (non-GAAP)	$8,980	$10,880	$8,752
Weighted average common shares outstanding	39,689,644	42,018,229	N/A
Earnings per share excluding conversion and IPO-related expenses (non-GAAP)	0.23	0.26	N/A

(1) These amounts are reflected in income tax expense and reflect amounts related to 2023 compensation and a writedown for future LTIP vesting amounts that are not expected to be deductible on a tax return. These amounts are not included in the calculation of the tax impact on the non-GAAP adjustments.

	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Noninterest expense (GAAP)	$25,565	$52,788	$23,032

Subtract:
Noninterest expense components:
Needham Bank Charitable Foundation contribution resulting from IPO	-	19,082	-
One-time conversion and IPO-related compensation expense	-	7,931	-
Defined benefit pension termination expense	390	1,900	-
Total impact of non-GAAP noninterest expense adjustments	$390	$28,913	$-
Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	$25,175	$23,875	$23,032

	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Net income excluding conversion and IPO-related expenses (non-GAAP)	$8,980	$10,880	$8,752
Average assets	4,495,819	4,323,886	3,595,682
Return on average assets excluding conversion and IPO-related expenses (non-GAAP)	0.80%	1.00%	0.99%
Average shareholders’ equity	733,695	392,922	347,342
Return on average shareholders' equity excluding conversion and IPO-related
expenses (non-GAAP)	4.92%	10.99%	10.22%

	As of
	March 31, 2024	December 31, 2023	March 31, 2023

Total shareholders’ equity (GAAP)	$733,838	$757,959	$351,785
Subtract:
Intangible assets (core deposit intangible)	1,191	1,227	1,340
Total tangible shareholders’ equity (non-GAAP)	732,647	756,732	350,445
Total assets (GAAP)	4,650,019	4,533,412	3,713,901
Subtract:
Intangible assets (core deposit intangible)	1,191	1,227	1,340
Total tangible assets (non-GAAP)	$4,648,828	$4,532,185	$3,712,561
Tangible shareholders' equity / tangible assets (non-GAAP)	15.76%	16.70%	9.44%
Total common shares outstanding	42,705,729	42,705,729	N/A
Tangible book value per share (non-GAAP)	$17.16	$17.72	$ N/A

	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Noninterest expense excluding conversion and IPO-related expenses (non-GAAP)	$25,175	$23,875	$23,032
Total revenue	42,134	38,530	37,085
Efficiency ratio excluding conversion and IPO-related expenses (non-GAAP)	59.75%	61.96%	62.11%

NB BANCORP, INC.

ASSET QUALITY – NON-PERFORMING ASSETS (6)

(Unaudited)

(Dollars in thousands)

	March 31, 2024	December 31, 2023	March 31, 2023
Real estate loans:
One to four-family residential	$4,281	$4,100	$5,748
Home equity	586	590	570
Commercial real estate	422	422	670
Construction and land development	10	10	10
Commercial and industrial	4,125	4,138	5,077
Consumer	1,640	1,539	1,010
Total	$11,064	$10,799	$13,085

Total non-performing loans to total loans	0.28%	0.28%	0.41%
Total non-performing assets to total assets	0.24%	0.24%	0.35%

(6) Non-performing loans and assets are comprised of non-accrual loans

NB BANCORP, INC.

ASSET QUALITY – PROVISION, ALLOWANCE, AND NET (CHARGE-OFFS) RECOVERIES

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Allowance for credit losses at beginning of the period	$32,222	$31,889	$25,028

Adjustment to allowance for adoption of ASU 2016-13	—	—	1,159

Provision for credit losses	3,890	1,662	2,072

Charge-offs:
Consumer	1,942	1,519	637
Total charge-offs	1,942	1,519	637

Recoveries of loans previously charged off:
Commercial Real Estate	—	12	12
Consumer	136	178	297
Total recoveries	136	190	309

Net (charge-offs) recoveries	(1,806)	(1,329)	(328)

Allowance for credit losses at end of the period	$34,306	$32,222	$27,931

Allowance to non-performing loans	310%	298%	213%
Allowance to total loans outstanding at the end of the period	0.87%	0.83%	0.87%
Net (charge-offs) recoveries (annualized) to average loans outstanding during the period	(0.19)%	(0.14)%	(0.04)%